DENNY’S CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2015

- 7.2% Growth in Domestic System-Wide Same-Store Sales -
- Raises 2015 Full Year Guidance for Same-Store Sales and Adjusted EBITDA* -

SPARTANBURG, S.C., May 4, 2015 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its first quarter ended April 1, 2015.

First Quarter Summary

•	Domestic system-wide same-store sales growth of 7.2%, comprised of a 7.6% increase at company restaurants and 7.1% increase at domestic franchised restaurants.

•	Opened nine system restaurants including one non-traditional location.

•	Completed 31 remodels including seven at company restaurants.

•	Adjusted EBITDA* of $18.8 million, or 15.7% of total operating revenue, increased 14.8%.

•	Net Income of $8.5 million increased 32.7% with Diluted Net Income per Share of $0.10 growing 37.8%.

•	Adjusted Net Income of $8.7 million grew 36.0% with Adjusted Net Income per Share* of $0.10 increasing 41.2%.

•	Generated $13.2 million of Free Cash Flow* after remodel investments at company restaurants.

•	Allocated $5.1 million to repurchase 450,000 shares during the first quarter.

*
Adjusted Net Income excludes debt refinancing charges, impairment charges and gains on sales of assets and other. Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

John Miller, President and Chief Executive Officer, stated, “We are very pleased to start the year with the strongest quarter of same-store sales in more than a decade, including growth in guest traffic. We are benefiting from solid execution of our brand revitalization strategy focused on elevating our food, service and atmosphere, which is resonating with our guests. Although we have made remarkable progress to date due to our dedicated franchisees, employees and partners, we believe we are still in the early stages of our strategy with key initiatives like our Heritage remodel program penetrating less than 20% of our system. Going forward, we remain committed to driving long-term shareholder value by consistently growing the profitability of our highly franchised business primarily through consistent, sustainable same-store sales and traffic growth."

First Quarter Results

Denny’s total operating revenue grew 7.4% to $120.2 million resulting from an increase in both company restaurant sales along with franchise and license revenue. Franchise and license revenue of $34.2 million increased $1.6 million, or 4.8%, primarily due to higher royalty revenue resulting from an increase in same-store sales. Company restaurant sales of $86.0 million grew $6.7 million, or 8.4%, primarily due to the increase in same-store sales and the reopening of the Las Vegas Casino Royale restaurant in November 2014.
In the first quarter, Denny’s opened nine franchised restaurants, including one non-traditional location, and closed seventeen system restaurants, including one company restaurant, bringing the total number of restaurants to 1,694. Domestic system-wide same-store sales grew 7.2%, including a 7.6% increase at company restaurants and 7.1% increase at domestic franchised restaurants. Franchise operating margin was $23.2 million, or 67.9% of franchise and license revenue, an increase of $1.3 million, or 0.7 percentage points. This improvement was primarily due to an increase in royalties offset by an increase in direct costs. Company restaurant operating margin of $14.7 million, or 17.1% of company restaurant sales, increased $5.5 million, or 5.6 percentage points. The improvement in company margin was primarily driven by the leveraging effect from the growth in same-store sales and lower product costs.

Total general and administrative expenses were $16.9 million compared to $14.1 million in the prior year primarily due to higher payroll and benefits, and incentive and share-based compensation expenses. Depreciation and amortization expense of $5.0 million improved $0.2 million. Interest expense of $2.1 million improved $0.2 million primarily due to the expiration of capital leases and a $21.3 million reduction in total debt outstanding over the last 12 months. In the first quarter, the provision for income taxes was $4.7 million, reflecting an effective tax rate of 35.4%. Due to the use of net operating loss and tax credit carryforwards, the Company only paid $0.3 million in cash taxes during the first quarter.

Denny's first quarter net income of $8.5 million increased 32.7% compared to prior year quarter net income of $6.4 million, with net income per diluted share of $0.10 growing 37.8% compared to $0.07 per diluted share in the prior year quarter. Net income was impacted by the refinancing of its credit facility which resulted in a charge to other nonoperating expense of $0.3 million in the first quarter of 2015. Adjusted net income* of $8.7 million grew 36.0% compared to prior year quarter adjusted net income* of $6.4 million. Adjusted net income per share* of $0.10 increased 41.2% compared with the prior year quarter Adjusted net Income per share* of $0.07.

Denny’s generated $13.2 million of Free Cash Flow* in the first quarter, after investing $3.4 million on capital expenditures. During the quarter, the Company repurchased 450,000 shares for $5.1 million. At the end of the first quarter, the Company had 3.4 million shares authorized to be repurchased in addition to the $100 million multi-year share repurchase program approved by the Company's Board of Directors on March 30, 2015. Denny’s ended the first quarter with $153.5 million of total debt outstanding, including $135.5 million of borrowings under its revolving credit facility.

Business Outlook

Mark Wolfinger, Denny's Executive Vice President, Chief Administrative Officer and Chief Financial Officer, commented, “Our strong first quarter sales growth led to margin expansion and 41% growth in Adjusted Net Income per Share*. We are excited about continuing to grow our highly franchised business and using our Free Cash Flow* to both reinvest in our company restaurants and return value to our shareholders through our ongoing share repurchase program. Due to our strong first quarter results, we are raising our annual guidance for same-store sales and Adjusted EBITDA*."

The following full year 2015 estimates are based on management’s expectations at this time. A key consideration impacting the Company's outlook for 2015 is having 52 operating weeks in the year compared to 53 operating weeks in 2014.

Component	Full Year 2015 Guidance
	Previous**	Current
Domestic Franchise Same-Store Sales	1.5% to 3.0%	2.5% to 3.5%
Company Same-Store Sales	2.5% to 4.0%	3.5% to 4.5%
New Restaurant Openings	35 - 45 (All Franchised)	No Change
Net Restaurant Growth	Single Digit	No Change
Total General and Administrative Expenses (includes Share-Based Compensation)	$58M to $61M	$61M to $64M
Adjusted EBITDA*	$84M to $86M	$85M to $87M
Cash Capital Expenditures	$23M to $25M	$24M to $26M
Depreciation and Amortization Expense	$20M to $21M	No Change
Interest Expense, net	$9.5M to $10.5M	$8.5M to $9.5M
Effective Income Tax Rate (Cash Taxes)	36% to 38% ($5M to $7M)	36% to 38% ($6M to $8M)
Free Cash Flow*	$45M to $47M	No Change

*	Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

**	As announced in Fourth Quarter and Full Year 2014 Earnings Release on February 18, 2015.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the first quarter ended April 1, 2015 on its quarterly investor conference call today, Monday, May 4, 2015 at 4:30 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of April 1, 2015, Denny’s had 1,694 franchised, licensed, and company restaurants around the world with combined sales of $2.6 billion including 106 restaurants in Canada, Costa Rica, Mexico, Honduras, Guam, Curaçao, Puerto Rico, Dominican Republic, El Salvador, Chile and New Zealand, and 160 company operated restaurants in the United States. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives; advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz DiTrapano, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	April 1, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$1,718	$3,074
Receivables	14,140	18,059
Current deferred tax asset	24,108	24,310
Other current assets	9,535	10,628
Total current assets	49,501	56,071
Property, net	108,412	109,777
Goodwill	31,451	31,451
Intangible assets, net	45,992	46,278
Noncurrent deferred tax asset	17,620	19,252
Other noncurrent assets	28,088	27,029
Total assets	$281,064	$289,858

Liabilities
Current liabilities
Current maturities of long-term debt	$—	$4,125
Current maturities of capital lease obligations	3,271	3,609
Accounts payable	16,307	13,250
Other current liabilities	49,564	59,432
Total current liabilities	69,142	80,416
Long-term liabilities
Long-term debt, less current maturities	135,500	135,875
Capital lease obligations, less current maturities	14,689	15,204
Other	57,830	56,780
Total long-term liabilities	208,019	207,859
Total liabilities	277,161	288,275

Shareholders' equity
Common stock	1,063	1,058
Paid-in capital	572,109	571,674
Deficit	(429,688)	(438,221)
Accumulated other comprehensive loss, net of tax	(26,152)	(24,602)
Treasury stock	(113,429)	(108,326)
Total shareholders' equity	3,903	1,583
Total liabilities and shareholders' equity	$281,064	$289,858

Debt Balances
(In thousands)	4/1/2015	12/31/2014
Credit facility revolver due 2020	$135,500	$—
Credit facility term loan and revolver due 2018	—	140,000
Capital leases	17,960	18,813
Total debt	$153,460	$158,813

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	April 1, 2015	March 26, 2014
Revenue:
Company restaurant sales	$85,982	$79,304
Franchise and license revenue	34,189	32,616
Total operating revenue	120,171	111,920
Costs of company restaurant sales	71,308	70,175
Costs of franchise and license revenue	10,978	10,697
General and administrative expenses	16,936	14,116
Depreciation and amortization	5,024	5,238
Operating (gains), losses and other charges, net	608	422
Total operating costs and expenses, net	104,854	100,648
Operating income	15,317	11,272
Interest expense, net	2,087	2,322
Other nonoperating expense (income), net	29	(100)
Net income before income taxes	13,201	9,050
Provision for income taxes	4,668	2,619
Net income	$8,533	$6,431

Basic net income per share	$0.10	$0.07
Diluted net income per share	$0.10	$0.07

Basic weighted average shares outstanding	84,875	88,803
Diluted weighted average shares outstanding	87,465	90,816

Comprehensive income	$6,983	$6,223

General and Administrative Expenses	Quarter Ended
(In thousands)	April 1, 2015	March 26, 2014
Share-based compensation	$1,705	$1,164
Other general and administrative expenses	15,231	12,952
Total general and administrative expenses	$16,936	$14,116

DENNY’S CORPORATION
Income, EBITDA, Free Cash Flow, and Net Income Reconciliations
(Unaudited)

Income, EBITDA and Free Cash Flow Reconciliation	Quarter Ended
(In thousands)	April 1, 2015	March 26, 2014
Net income	$8,533	$6,431
Provision for income taxes	4,668	2,619
Operating (gains), losses and other charges, net	608	422
Other nonoperating (income) expense, net	29	(100)
Share-based compensation	1,705	1,164
Adjusted Income Before Taxes (1)	$15,543	$10,536

Interest expense, net	2,087	2,322
Depreciation and amortization	5,024	5,238
Cash payments for restructuring charges and exit costs	(402)	(631)
Cash payments for share-based compensation	(3,440)	(1,083)
Adjusted EBITDA (1)	$18,812	$16,382

Cash interest expense, net	(1,845)	(2,052)
Cash paid for income taxes, net	(298)	(820)
Cash paid for capital expenditures	(3,446)	(6,857)
Free Cash Flow (1)	$13,223	$6,653

Net Income Reconciliation	Quarter Ended
(In thousands)	April 1, 2015	March 26, 2014
Net income	$8,533	$6,431
Gains on sales of assets and other, net	(22)	(8)
Impairment charges	49	—
Loss on debt refinancing	293	—
Tax effect (2)	(113)	2
Adjusted Net Income (1)	$8,740	$6,425

Diluted weighted-average shares outstanding	87,465	90,816

Adjusted Net Income Per Share (1)	$0.10	$0.07

(1)
The Company believes that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share are appropriate indicators to assist in the evaluation of its operating performance on a period-to-period basis. The Company also uses Adjusted Income, Adjusted EBITDA and Free Cash Flow internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate its ability to service debt because the excluded charges do not have an impact on its prospective debt servicing capability and these adjustments are contemplated in its credit facility for the computation of its debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources. However, Adjusted Income, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

(2)
Tax adjustments for the three months ended April 1, 2015 are calculated using the Company's year-to-date effective tax rate of 35.4%. Tax adjustments for the three months ended March 26, 2014 are calculated using the Company's year-to-date effective tax rate of 28.9%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	April 1, 2015		March 26, 2014
Company restaurant operations: (1)
Company restaurant sales	$85,982	100.0%	$79,304	100.0%
Costs of company restaurant sales:
Product costs	21,444	24.9%	20,583	26.0%
Payroll and benefits	33,204	38.6%	33,099	41.7%
Occupancy	4,895	5.7%	5,128	6.5%
Other operating costs:
Utilities	3,176	3.7%	3,331	4.2%
Repairs and maintenance	1,450	1.7%	1,459	1.8%
Marketing	3,207	3.7%	3,007	3.8%
Other	3,932	4.6%	3,568	4.5%
Total costs of company restaurant sales	$71,308	82.9%	$70,175	88.5%
Company restaurant operating margin (2)	$14,674	17.1%	$9,129	11.5%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$23,163	67.7%	$21,481	65.9%
Initial fees	445	1.3%	117	0.3%
Occupancy revenue	10,581	31.0%	11,018	33.8%
Total franchise and license revenue	$34,189	100.0%	$32,616	100.0%

Costs of franchise and license revenue:
Occupancy costs	$7,891	23.1%	$8,268	25.4%
Other direct costs	3,087	9.0%	2,429	7.4%
Total costs of franchise and license revenue	$10,978	32.1%	$10,697	32.8%
Franchise operating margin (2)	$23,211	67.9%	$21,919	67.2%

Total operating revenue (4)	$120,171	100.0%	$111,920	100.0%
Total costs of operating revenue (4)	82,286	68.5%	80,872	72.3%
Total operating margin (4)(2)	$37,885	31.5%	$31,048	27.7%

Other operating expenses: (4)(2)
General and administrative expenses	$16,936	14.1%	$14,116	12.6%
Depreciation and amortization	5,024	4.2%	5,238	4.7%
Operating gains, losses and other charges, net	608	0.5%	422	0.4%
Total other operating expenses	$22,568	18.8%	$19,776	17.7%

Operating income (4)	$15,317	12.7%	$11,272	10.1%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended
(increase vs. prior year)	April 1, 2015	March 26, 2014
Company Restaurants	7.6%	3.2%
Domestic Franchised Restaurants	7.1%	1.5%
Domestic System-wide Restaurants	7.2%	1.8%
System-wide Restaurants	6.5%	1.4%

Average Unit Sales	Quarter Ended
(In thousands)	April 1, 2015	March 26, 2014
Company Restaurants	$538	$498
Franchised Restaurants	$383	$356

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 31, 2014	161	1,541	1,702
Units Opened	—	9	9
Units Closed	(1)	(16)	(17)
Net Change	(1)	(7)	(8)
Ending Units April 1, 2015	160	1,534	1,694

Equivalent Units
Year-to-Date 2015	160	1,537	1,697
Year-to-Date 2014	159	1,536	1,695
	1	1	2